Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of RiceBran Technologies of our report dated March 17, 2022, relating to the consolidated financial statements of RiceBran Technologies, appearing in the Annual Report on Form 10-K of RiceBran Technologies for the year ended December 31, 2021, as amended. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Houston, Texas

July 18, 2022